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                                                                  EXHIBIT 23(ii)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in the Registration Statement of Phon-Net.com, Inc. on Form SB-2 of our Auditor's Report dated October 4, 2000, on the consolidated balance sheets of Phon-Net.com, Inc. as of July 31, 2000 and 1999, and the consolidated statements of operations and deficit, cash flows and stockholders' equity for the periods ended July 31, 2000, 1999 and 1998.

         In addition, we also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Morgan & Company
--------------------------------
MORGAN & COMPANY
Chartered Accountants
Vancouver, British Columbia
February 27, 2001